EXHIBIT 99.1

Upexi to Improve Operating Efficiencies and Reduce Distribution costs by $1 to $1.5 Million by Consolidating Third Party Logistics Locations

Tampa, FL to provide central operating location for logistics and team

Clearwater, FL / April 18, 2023 / Upexi Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a multifaceted brand owner and innovator in aggregation, today announced it will eliminate its California Third Party Logistics (“3PL”) location, reduce its Nevada presence, and consolidate its Florida operations into a single location in Tampa. The Company is reducing these locations in order to optimize logistics in a central, highly-efficient, lower-cost, company-operated 3PL operation. Upexi estimates that it will achieve annual cost savings of approximately $1 to $1.5 million over the next six months as a result of this consolidation.

“In addition to our continued push for strong, continued growth, management has identified this consolidation strategy to streamline operational efficiencies, improve the customer experience, and most importantly, to lower overall expenses,” commented Upexi CEO, Allan Marshall. “Consolidating these locations to a lower-cost, business-friendly state like Florida allows management to reduce travel and have a central operating center for our team. While we will continue to evaluate the financial benefits of partnering with smaller, regional 3PL providers across the country, we plan to primarily distribute our current and future brands through our main 3PL location in Florida.”

About Upexi, Inc.

Upexi is a multifaceted brand owner with established brands in the health, wellness, pet, beauty, and other growing markets. We operate in emerging industries with high growth trends and look to drive organic growth of our current brands. We focus on direct to consumer and Amazon brands that are scalable and have anticipated, high industry growth trends. Our goal is to continue to accumulate consumer data and build out a significant customer database across all industries we sell into. The growth of our current database has been key to the year over year gains in sales and profits. To drive additional growth, we have and will continue to acquire profitable Amazon and eCommerce businesses that can scale quickly and reduce costs through corporate synergies. We utilize our in-house, SaaS programmatic ad technology to help achieve a lower cost per acquisition and accumulate consumer data for increased cross-selling between our growing portfolio of brands.

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Forward Looking Statements:

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration, and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Andrew Nortstrud

Chief Financial Officer

andrew.norstrud@upexi.com

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto or Jack Perkins

Email: Upexi@KCSA.com

Phone: (212) 896-1254

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